As Filed with the Securities and
Exchange Commission on May 31, 2000

Registration No.
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                       INTERCONTINENTAL LIFE CORPORATION
            (Exact Name of Registrant as specified in its charter)

        Texas                                         22-1890938
(State of Incorporation)                  (I.R.S. Employer Identification No.)

701 Brazos Street, Austin, Texas                           78701
Address of Principal Executive Offices)                 (Zip Code)

Depositor's Telephone Number, including Area Code:       512-404-5040

Roy F. Mitte, President
Investors Life Insurance Company of North America
701 Brazos Street, Austin, Texas  78701


                     (Name and Address of Agent for Service)

                         Calculation of Registration Fee

Title of Securities         Amount to be          Proposed             Proposed              Amount of
to be registered             registered           maximum           maximum aggregate      registration
                                               offering price       offering price              fee
                                               per share (1)

Common Stock,               800,000 shares         $9.50              $7,600,000             $2,006.40
par value $.22

(1) Estimated pursuant to Rule 457 (h) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the common stock of the Registrant on May 26, 2000, as reported in the consolidated reporting system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the InterContinental Life Corporation 1999 Stock Option Plan, as specified by Rule 428 (b)(1) under the Securities Act of 1933, as amended. Such documents are not being filed with Commission, but constitute (together with the documents incorporated by reference) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item 1. Plan Information.

     Not filed as part of this  registration  statement  pursuant to the Note to
     Part 1 of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     Not filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference

     This registration statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by InterContinental life Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (2) The Registrant's Proxy Statement relating to the Registrant's Annual Meeting of Shareholders on May 23, 2000.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.

     (4) The Registrant's Current Reports on Form 8-K dated June 29, 1999, January 31, 2000 and May 2, 2000.

     (5) The description of the Registrant's common stock contained in the Registration Statement on Form 8-B as filed with the Commission on August 24, 1970 and on November 16, 1970 (File No. 1-06470), including any amendment or report filed by the Registrant pursuant to the Exchange Act which updates or modifies such description.

     (6) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of securities offered hereby.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel

     The legality of the common stock of the Registrant to which this registration statement applies has been passed upon by Theodore A. Fleron, Vice President and Counsel of the Company. Mr. Fleron is a full-time employee of the Registrant and its subsidiaries and is also a director of the Registrant. He is also a director and officer of Financial Industries Corporation, which owns approximately 47.50% of the common stock of the Registrant. Mr. Fleron is the beneficial owner of 28,931 shares of the common stock of the Registrant, including options to purchase 10,000 shares under the Registrant's 1999 Stock Option Plan.

Item 6. Indemnification of Directors and Officers

     Pursuant to the provisions of the Texas Business Corporation Act and the Registrant's Bylaws, directors and officers of the Registrant are entitled to indemnification from the Registrant against certain liabilities and expenses paid or incurred in connection with any action, suit or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer and shall otherwise be accorded the fullest benefits contemplated and set forth in Articles 2.02 and 2.02-1 of the Texas Business Corporation Act, subject to the qualifications set forth in said law. In general, the Texas Business Corporation Act provides that a corporation may indemnify a person who is, or was, a director or officer of the corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is, or was, a director or officer of the corporation, if it is determined that the person conducted himself in good faith and reasonably believed that his conduct was in the best interests of the corporation.

     The Texas Business Corporation Act provides for indemnification against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but, if the person is liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity or is liable to the corporation, then indemnification (a) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (b) shall not be made in respect to any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation..

     Expenses for the defense of any proceeding for which indemnification may be available may be advanced by the corporation under certain circumstances.

     The Registrant's Bylaws, as in effect on the date hereof, are incorporated by reference herein as Exhibit 4.2.


Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following documents are filed as a part of this registration statement or incorporated by reference herein:



Exhibit Number                                          Description
4.1 Articles of Incorporation of the Registrant (incorporated by reference to Registrant's Registration Statement on Form S-8 (Registration No. 2085333); except Amendment filed December 14, 1988 (item (iv), which was filed with Registrant's Current Report on Form 8-K dated January 12,1989, and incorporated herein by reference; and Amendment filed February 9, 1990, which was filed with Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, and incorporated herein by reference.

4.2 Restated Articles of Incorporation of the Registrant (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

5.1 Opinion and Consent of Theodore A. Fleron, Vice President and Counsel for the Registrant.

23.1 Consent of Theodore A. Fleron, Vice President and Counsel for the Registrant (included in Exhibit 5.1.

23.2                    Consent of PricewaterhouseCoopers LLP, Independent
                        Auditors.


Item 9. Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post- effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the "Calculation of Registration Fee" table in the effective registration statement;

                    Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the exchange Act that are incorporated by reference in this registration statement.

          (b) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.


     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 31st day of May , 2000.

InterContinental Life Corporation

By:     /s/ Roy F. Mitte
         Roy F. Mitte
         Chairman, President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated as of the 31st day of May, 2000.


Principal Executive Officer:

By: /s/ Roy F. Mitte
Roy F. Mitte
Chairman, President and Chief Executive Officer

Principal Financial Officer:
Principal Accounting Officer:

By: /s/ James M. Grace
James M. Grace
Vice President and Treasurer

Directors:


  /s/ Roy F. Mitte                                   /s/ James M. Grace
Roy F. Mitte, Director                             James M. Grace, Director

  /s/ Eugene E. Payne                               /s/ Jeffrey H. Demgen
Eugene E. Payne, Director                          Jeffrey H. Demgen, Director

  /s/ Robert A. Bender                              /s/ Theodore A. Fleron
Robert A. Bender, Director                         Theodore A. Fleron, Director


W. Lewis Gilcrease, Director                       Richard A. Kosson, Director

                                                     /s/ Charles K. Chacosky
Elizabeth T. Nash, Director                        Charles K. Chacosky, Director


Steven P. Schmitt, Director

                                   Exhibit 5.1

                        InterContinental Life Corporation
                                701 Brazos Street
                               Austin, Texas 78701




May 31, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

I am Counsel of InterContinental Life Corporation, a Texas corporation (the "Company"), and I am delivering this opinion in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 800,000 shares of the common stock of the Company, $.22 par value (the "Common Stock") with respect to the InterContinental Life Corporation 1999 Stock Option Plan (the "Plan"). I have reviewed originals (or copies) of certified or otherwise satisfactorily identified documents, corporate and other records, certificates and papers as I deemed it necessary to examine for the purpose of this opinion.

Based on the foregoing, it is my opinion that the shares of Common Stock which are issued upon the exercise of stock options under the Plan will, when sold, be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me therein under the caption "interests of Named Experts and Counsel." In giving this consent, however, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission. This consent is to be used only in connection with the Plan and the issuance of Common Stock while the Registration Statement is in effect.

Very truly yours,

/s/ Theodore A. Fleron

Theodore A. Fleron

                                  Exhibit 23.2


                         Consent of Independent Accounts


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the InterContinental Life Corporation 1999 Stock Option Plan of our report dated March 27, 2000, which appears on page F-2 of the Annual Report on Form 10-K of InterContinental Life Corporation for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Dallas, Texas
May 31,  2000